Exhibit 99.3

ATLANTIC LIBERTY FINANCIAL CORP. ELECTION FORM AND LETTER OF TRANSMITTAL

Pursuant to the terms of the Agreement and Plan of Merger, as described and set forth in the Proxy Statement/Prospectus dated May [        ], 2006, upon consummation of the merger of Atlantic Liberty Financial Corp. (“Atlantic Liberty”) with and into Flushing Financial Corporation (“Flushing Financial”), each share of Atlantic Liberty will be converted into the right to receive shares of Flushing Financial common stock, cash, or a combination of stock and cash. As an Atlantic Liberty stockholder, you are being given the opportunity to elect:

(i) to exchange all of your shares of Atlantic Liberty common stock for shares of Flushing Financial common stock (1.43 shares of Flushing Financial common stock for each share of Atlantic Liberty common stock), plus cash in lieu of any fractional shares (“Stock Election”), or

(ii) to exchange all of your shares of Atlantic Liberty common stock for cash ($24.00 per share) (“Cash Election”) or

(iii) to exchange a portion of your shares of Atlantic Liberty common stock for shares of Flushing Financial common stock and the remainder for cash (“Combination Election”)., or

(iv) no preference with respect to the receipt of either Flushing Financial common stock or cash.

Your election is subject to certain proration rules, as described in the Proxy Statement/Prospectus and the enclosed Election Information Booklet.

[NAME(s)/ADDRESS OF STOCKHOLDER(s)]

Œ	Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X
Signature of Stockholder	Date	Daytime Telephone #

X
Signature of Stockholder	Date	Daytime Telephone #

                                                                                      SUBSTITUTE FORM W-9

PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY SIGNING BELOW. FOR MOST INDIVIDUALS AND SOLE PROPRIETORS, THIS IS YOUR SOCIAL SECURITY NUMBER. FOR OTHER ENTITIES, IT IS YOUR EMPLOYER IDENTIFICATION NUMBER. IF YOU DO NOT HAVE A NUMBER, SEE “OBTAINING A TIN NUMBER” IN THE ENCLOSED GUIDELINES.

Note: If the account is in more than one name, see the chart on the enclosed Guidelines to determine the correct number.

[                                ]

If the Taxpayer ID Number printed above is INCORRECT OR if the space is BLANK write in the CORRECT number here.
→

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3. I am a U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out Item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have filed to report all interest and dividends on your tax return.

Signature:	Date:

PLACE AN ☒ IN ONE ELECTION BOX ONLY
Ž	☐	All Cash Election Only
	☐	All Stock Election Only
	☐	Mixed Election
Number of Shares Elected For Stock
‘	☐	No Preference

PLEASE COMPLETE THE BACK IF YOU WOULD LIKE TO TRANSFER OWNERSHIP OR REQUEST SPECIAL MAILING.

You MUST return this form in the enclosed envelope to the Exchange Agent, Computershare Shareholder Services to be received prior to [                         ], 2006 at 5:00 p.m. Eastern Time.

If you do not instruct us by making an election, we will not make an election for you, Computershare Shareholder Services, will assume you have no preference and will determine the type of consideration you receive based on the allocation and proration procedures described in the merger agreement.

INSTRUCTIONS FOR COMPLETING THE ELECTION FORM AND LETTER OF TRANSMITTAL

Œ Sign, date and include your daytime telephone number in Box 1 and after completing all other applicable sections return this form and your stock certificates in the enclosed envelope.

 PLEASE SIGN IN BOX 2 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 2 and sign to certify. Please note that Computershare Shareholder Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non – U.S. Taxpayer, please complete and return Form W-8BEN.

Ž If you are electing to receive all your shares in cash, please check this box only.

 If you are electing to receive all your shares in stock, please check this box only.

 If you are electing to receive your shares in both cash and stock, please check this box and indicate the number of shares you would like to elect for stock. The remaining shares will be elected for cash.

‘ If you do not have a preference to receive your shares in cash or stock, please check this box only.

’ If you want your Flushing Financial common stock, check for cash in lieu of fractional shares, and/or check for cash to be issued in another name, complete the Special Transfer Instructions in Box 7. Signature(s) in Box 7 must be medallion guaranteed.

“ Fill in Box 8 if mailing to a person other than the registered holder or to a different address.

” If you cannot locate some or all of your stock certificates, please refer to the enclosed Affidavit of Lost Securities.

If you have any additional questions, you may contact Georgeson Shareholder Communications Inc., our Information Agent, by telephone – 9 a.m. to 8 p.m. Eastern Time, Monday through Friday, except for holidays, at: 1-866-316-1986, or by mail at Georgeson Shareholder Communications Inc., 17 State Street, 10th Floor, New York, NY 10004.

Banks and brokers can contact Georgeson Shareholder Communications at 212-440-9800.

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail:	By Overnight Courier:

Computershare Shareholder Services Flushing Financial/Atlantic Liberty Transaction Attn: Corporate Actions P.O. Box 859208 Braintree MA 02185-9208	Computershare Shareholder Services Flushing Financial/Atlantic Liberty Transaction Attn: Corporate Actions 161 Baystate Drive Braintree MA 02184

’ Special Transfer Instructions		“ Special Mailing Instructions

If you want your Flushing Financial common stock, check for cash in lieu of fractional shares, and/or check for cash to be issued in another name, fill in this section with the information for the new account name.	Medallion Signature Guarantee	Fill in ONLY if mailing to someone other than that shown on the front of this Election Form or as instructed in Box 7. Mail certificate(s) and check(s) to:

Name (Please Print First, Middle & Last Name)	(Title of Officer Signing this Guarantee)	Name (Please Print First, Middle & Last Name)

Address (Number and Street)	(Name of Guarantor – Please Print)	Address (Number and Street)

(City, State & Zip Code)	(Address of Guarantor Firm)

(Tax Identification or Social Security Number)		(City, State & Zip Code)

AFFIDAVIT OF LOST SECURITIES

INSTRUCTIONS

By signing below, I (we) certify that (a) I (we) certify that (a) I (we) am (are) the lawful owner(s) of the shares described on the Election Form; (b) I (we) reside at the address set forth on the front of this form; (c) I (we) am (are) entitled to possession of the lost certificate(s) (the “Lost Securities”); (d) the Lost Securities have been lost, mislaid, stolen or destroyed and cannot now be produced; (e) the Lost Securities WERE NOT ENDORSED and neither the Lost Securities nor the Owner’s rights therein have, in whole or in part, been cashed, negotiated, sold, transferred, hypothecated, pledged, disposed of, and to my (our) knowledge, no claim of right, like or interest, adverse to the Owner, in or to the Lost Securities, has been made or advanced by any person; (f) I (we) have made or caused to be made a diligent search for the Lost Securities and have been unable to find or recover the Lost Securities; (g) I (we) make this Affidavit of Lost Securities for the purpose of inducing the issuance of new or replacement Securities (“Replacement Securities”) (in book-entry form, unless unavailable through the issuer) in lieu of the said Lost Securities, or the distribution to the Owner(s) of proceeds (including liquidation) thereof; and (h) I (we) agree that this Lost Securities Affidavit may be delivered to and made part of this SAFECO Bond No. [            ].

The Owner(s) hereby agree(s) in consideration of the issuance of (1) such replacement Securities in lieu of the Lost Securities, or of the distribution to the Owner of the proceeds therefrom, and (2) the assumption by SAFECO of liability therefore under the SAFECO Blanket Bond, the OWNER, his/her/its heirs, successors and assigns agree to indemnify, protect and save harmless SAFECO, Computershare Shareholder Services and the issuer, jointly and severally, and their respective agents, representatives, successors, and assigns, from and against all losses, costs and damages to which they may be subject or liable arising out of or relating to the Lost Securities, the issuance of Replacement Securities, the Owner’s requested action herein (or any other action arising out of or relating to the Replacement or Lost Securities), or SAFECO’s assumption of liability under its blanket bond described above.

LOST		×	$0.72	=		+ $50.00 Processing Fee =
CERTIFICATE
PREMIUM
CALCULATION
	Shares Lost		Bond Premium per Share		Total Premium Due		Total Check Amount

Multiply the number of shares lost by the SAFECO Bond premium noted above to calculate the premium you owe. If you have Lost Securities representing 27 or fewer shares, there is a minimum premium of $70.00. The premium is only valid until the expiration of the election period. There is also a processing fee of $50.00. If you have Lost Securities valued at $50,000 or more, or if the Lost Securities are part of an estate or trust, please call Georgeson Shareholder Communications Inc. for additional instructions. PLEASE MAKE YOUR CHECK OR MONEY ORDER PAYABLE TO “COMPUTERSHARE SHAREHOLDER SERVICES” FOR THE TOTAL AMOUNT (TOTAL BOND PREMIUM PLUS PROCESSING FEE) AND ENCLOSE WITH THIS AFFIDAVIT. Computershare Shareholder Services will forward the bond premium to SAFECO. We cannot complete your exchange without a Surety Bond. NOTE: This premium is calculated based upon each lost share, not per each lost certificate.

Signature of Stockholder:	Date:

Signature of Stockholder:	Date:

ATLANTIC LIBERTY FINANCIAL CORP.

ELECTION INFORMATION BOOKLET

This booklet provides answers to frequently asked questions, briefly describes your options and provides information on how to make your election. We urge you to read the instructions in the Election Form carefully and review the Frequently Asked Questions below, as well as the Proxy Statement/Prospectus dated May [            ], 2006 including the Question and Answer Section, which is being provided to you separately in connection with Atlantic Liberty Financial Corp.’s special meeting of stockholders. After reviewing these materials, complete the Election Form and send it in the enclosed blue envelope along with your stock certificate(s) or a notice of guaranteed delivery, to Flushing Financial Corporation’s Exchange Agent, Computershare Shareholder Services. If you have additional questions after reading this material, you should contact the Information Agent, Georgeson Shareholder Communications Inc. at 1-866-316-1986. Do not send any proxy cards with your Election Form.

The deadline for receipt of your Election Form and stock certificates (or notice of guaranteed delivery) is 5:00 p.m., Eastern time, on [                     ], 2006. We anticipate that the effective date of the merger will occur on or about [                     ], 2006.

FREQUENTLY ASKED QUESTIONS

1.	Why have I been sent an Election Form?

On June 21, 2006 the stockholders of Atlantic Liberty Financial Corp. (“Atlantic Liberty”) will be asked to approve the Agreement and Plan of Merger, dated December 20, 2005, by and between Flushing Financial Corporation (“Flushing Financial”) and Atlantic Liberty. Under the merger agreement, you, as an Atlantic Liberty stockholder, have the option to elect to receive cash, shares of Flushing Financial common stock, or a combination of the two as consideration for your shares of Atlantic Liberty common stock, subject to the limitations described in the answer to Question 5 below and stockholder approval of the merger agreement. You also have the option to elect no preference as to whether you receive cash or shares of Flushing Financial common stock or a combination thereof.

2.	What is the Election Form?

The enclosed Election Form does two things. First, it lets us know your preferred form of payment for your shares of Atlantic Liberty common stock (i.e., cash, or shares of Flushing Financial common stock or a combination of both). Second, it allows you to surrender your Atlantic Liberty stock certificate(s) in order to receive payment for the shares of Atlantic Liberty common stock you own.

3.	How do I use the Election Form?

The Election Form is divided into separate sections, and instructions for completing each section are set forth on the back page of the Election Form.

When completed, sign and date the Election Form and mail it to the Exchange Agent in the enclosed blue envelope along with your stock certificates (or notice of guaranteed delivery) for shares of Atlantic Liberty common stock, so that you can receive cash or shares of Flushing Financial common stock or a combination of cash and shares of Flushing Financial common stock as payment for your shares of Atlantic Liberty common stock. Do not sign the back of your stock certificates. By signing the Election Form, you agree to surrender for exchange your stock certificate(s), you confirm that your tax identification number is correctly stated on the Election Form and you confirm that you have complied with all the requirements as stated in the instructions. Please note that if your shares are held in a joint account, signatures of both owners are required.

Consistent with the terms of the merger agreement between Flushing Financial and Atlantic Liberty, the Election Form authorizes the Exchange Agent to take all actions necessary to accomplish the delivery of the shares of Flushing Financial common stock and/or cash in exchange for your shares of Atlantic Liberty common stock.

4.	What happens if I do not send in the Election Form or miss the election deadline?

If you do not respond prior to the election deadline or if your Election Form is not properly completed, you will be deemed to have made a “no preference” election as to the form of consideration to be received in exchange for your Atlantic Liberty shares of common stock. As a result, you will receive either cash, shares of Flushing Financial common stock or a combination of cash and shares of Flushing Financial common stock as determined by Flushing Financial in accordance with the allocation and proration procedures of the merger agreement.

5.	Am I guaranteed to receive what I ask for on the Election Form?

No. Flushing Financial cannot ensure that all Atlantic Liberty stockholders will receive their election choices. The merger agreement provides that 65% of the outstanding shares of Atlantic Liberty common stock will be exchanged for shares of Flushing Financial common stock and that 35% of the outstanding shares of Atlantic Liberty common stock will be exchanged for cash. After the election deadline, Flushing Financial and the Exchange Agent will calculate the exact amount of cash and/or shares of Flushing Financial common stock to be distributed to each Atlantic Liberty stockholder based on all valid elections received and in accordance with the allocation and proration procedures set forth in the merger agreement. If Atlantic Liberty stockholders owning more than 65% of the outstanding shares of Atlantic Liberty common stock elect to receive shares of Flushing Financial common stock, the amount of Flushing Financial common stock that each such Atlantic Liberty stockholder would receive from Flushing Financial will be reduced on a pro rata basis. As a result of that pro rata reduction, these Atlantic Liberty stockholders will receive cash for any Atlantic Liberty shares for which they do not receive Flushing Financial common stock. Similarly, if stockholders owning more than 35% of the outstanding shares of Atlantic Liberty common stock elect to receive cash for such shares, the amount of cash that each such Atlantic Liberty stockholder would receive from Flushing Financial will be reduced on a pro rata basis. As a result of that pro rata reduction, these Atlantic Liberty stockholders will receive Flushing Financial common stock for any Atlantic Liberty shares for which they do not receive cash. The allocations and prorations will be based on the provisions of the merger agreement that is attached as Appendix A to the Proxy Statement/Prospectus dated May [            ], 2006.

6.	When can I expect to receive my new stock certificates or cash?

Assuming that you have made a proper election by the election deadline, you should expect to receive your check or stock certificate within seven to ten business days after the effective date of the merger.

In the event that the merger agreement is terminated, the Exchange Agent will promptly return certificates representing Atlantic Liberty common stock previously submitted with the Election Form. In such event, stock certificates representing Atlantic Liberty common stock held directly by registered holders will be returned by registered mail. Any return other than by registered mail will only be made at the expense, written direction and risk of holders of Atlantic Liberty common stock, by means of a pre-paid, pre-addressed return courier envelope sent to the Exchange Agent.

7.	What if I cannot locate my stock certificate(s)?

If you cannot locate or have lost your certificate(s), you should complete the enclosed Affidavit for Lost Securities. The Election Form and related documents cannot be processed until the requirements to replace the lost, stolen or destroyed certificate(s) have been satisfied. If all necessary documents are not returned prior to the Election Deadline, you will be deemed to have made a “no preference” election.

8.	What if I hold any of my shares of Atlantic Liberty common stock with a broker, bank or other nominee?

You should promptly contact your broker, bank or other nominee and follow their instructions as to the procedures for exchanging your shares of Atlantic Liberty common stock.

9.	If I elect to receive cash, how much cash will I receive?

Flushing Financial will pay you $24.00 in cash for each share of Atlantic Liberty common stock you own, subject to the proration procedures described in the merger agreement (see Question 5).

10.	If I elect to receive shares of Flushing Financial common stock, how many shares will I receive?

You will receive 1.43 shares of Flushing Financial common stock for each share of Atlantic Liberty common stock you own, subject to the proration procedures described in the merger agreement (see Question 5), plus cash in lieu of any fractional shares.

11.	If I elect to receive a combination of cash and shares of Flushing Financial common stock, what will I receive?

You will be asked to state on the Election Form the number of your shares of Atlantic Liberty common stock that you wish to exchange for shares of Flushing Financial common stock. Based on your election, you will receive 1.43 shares of Flushing Financial common stock for each share of Atlantic Liberty common stock that you designate as a stock election share and $24.00 per share for the remainder of your Atlantic Liberty common stock, subject to the allocation and proration procedures described in the merger agreement (see Question 5).

12.	Will I have to pay taxes on the proceeds if my shares are exchanged?

Generally, an exchange involving cash will be treated as a transaction in which gain (or possibly loss) will be recognized. You should refer to the discussion of “Material United States Federal Income Tax Consequences of the Merger” in the Proxy Statement/Prospectus

dated May [            ], 2006, which has been provided to you under separate cover. Because individual circumstances may differ, you should consult your tax advisor for a complete understanding of the tax effects of the merger to you, including the application and effect of foreign, state, local or other tax laws.

13.	Will I receive cost basis information for the shares I exchange for cash?

Neither Flushing Financial nor Atlantic Liberty have a history of the cost basis of your shares of Atlantic Liberty common stock. If you have not kept a record of your Atlantic Liberty stock purchases and the shares were purchased through a broker, the broker may be able to provide you with this information.

14.	How should I send in my signed documents and stock certificates?

A blue envelope addressed to the Exchange Agent is enclosed with this package. Please use this envelope to return your Election Form, your Atlantic Liberty stock certificates, and any additional documentation that may be required to make your election complete. If you do not have the envelope, please mail all the requested documentation to: Computershare Shareholder Services, Attention: Corporate Actions. If you are mailing stock certificates, we recommend that you use Registered Mail, return receipt requested. Please do not return any documents to Atlantic Liberty or Flushing Financial. If you are mailing stock certificates, we recommend that you make copies of your certificate(s) and completed Election Form. We also recommend sending them registered mail, return receipt requested, and insured for 3% of the market value. This is the amount that it commonly costs to replace a lost certificate(s).

15.	Are there any fees associated with the exchange of my Atlantic Liberty stock certificate(s)?

There are no fees associated with the exchange, unless you need to replace a lost, stolen or destroyed Atlantic Liberty stock certificates.

16.	How do I change my address on the Election Form?

Mark through any incorrect address information that is printed on the Election Form. Clearly print the correct address in the area beside the printed information. If you would like to receive your payment under the merger at a different address from that imprinted on the front of the Election Form, please complete the box entitled “Special Mailing Instructions” on the Election Form.

17.	What do I do if:

a)	I want to change the name on my certificate?

b)	I want to have my check made payable to someone else?

c)	The owner or co-owner of the shares is deceased?

Please complete the “Special Mailing Instructions” or “Special Transfer Instructions” on the Election Form in order to transfer the shares or cash to someone else.

18.	May I continue to trade my shares after I surrender my stock certificate(s)?

No. Once you submit your Atlantic Liberty stock certificates, you may no longer trade your shares of Atlantic Liberty common stock.

19.	Can I change or revoke my election?

Any election may be changed or revoked until 5:00 p.m., Eastern time, on [                     ], 2006. To change or revoke an election, a written notice of revocation must (a) specify the name of the stockholder having made the election to be changed or revoked and (b) be signed by the stockholder in the same manner as the original signature on the Election Form by which such election was made. A new election may be made by submitting a new Election Form.

20.	Can I elect to have a portion of my shares exchanged under different options?

You can elect only one option for each registered account in which you hold shares of Atlantic Liberty common stock. If you hold Atlantic Liberty common stock in more than one registered account, you may choose a different option for each such registered account.

21.	How will I know when the merger is completed?

Flushing Financial will issue a press release announcing completion of the merger if and when it is completed. You can obtain this information at the Securities and Exchange Commission’s website at www.sec.gov, on the Flushing Financial website at www.flushingsavings.com or by calling Computershare Shareholder Services at 1-800-426-5523.

22.	Who do I call if I have additional questions?

You may contact the Georgeson Shareholder Communications Inc. at 1-866-316-1986.

Computershare Shareholder Services

DELIVERY INSTRUCTIONS

By Mail:

Computershare Shareholder Services

Flushing Financial/Atlantic Liberty Transaction

Attn: Corporate Actions

P.O. Box 859208

Braintree MA 02185-9208

By Overnight Courier:

Computershare Shareholder Services

Flushing Financial/Atlantic Liberty Transaction

Attn: Corporate Actions

161 Baystate Drive

Braintree MA 02184

ATLANTIC LIBERTY FINANCIAL CORP.

ELECTION INFORMATION

THE RIGHT TO MAKE AN ELECTION WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON [                     ], 2006 (THE “ELECTION DEADLINE”). THE COMPANIES ANTICIPATE THE EFFECTIVE DATE OF THE MERGER TO OCCUR ON OR ABOUT [                     ], 2006.

To Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees:

Atlantic Liberty Financial Corp. (“Atlantic Liberty”) and Flushing Financial Corporation (“Flushing Financial”) have agreed to merge. Stockholders of Atlantic Liberty will vote on the merger agreement on June 21, 2006.

Pursuant to the terms of the merger agreement, which are more fully explained in the Proxy Statement/Prospectus dated May [            ], 2006, which was previously sent to Atlantic Liberty stockholders, Atlantic Liberty stockholders have the following election options, subject to the allocation and proration procedures as provided for in the merger agreement. For a more detailed description of the following election options, see the Proxy Statement/Prospectus.

The election options are:

1.	Exchange all shares of Atlantic Liberty common stock for cash. Atlantic Liberty stockholders will receive $24.00 for each share of Atlantic Liberty common stock owned, subject to the allocation and proration procedures described in the merger agreement.

2.	Exchange all shares of Atlantic Liberty common stock for shares of Flushing Financial common stock. Atlantic Liberty stockholders will receive 1.43 shares of Flushing Financial common stock for each share of Atlantic Liberty common stock owned, subject to the allocation and proration procedures described in the merger agreement. No fractional shares will be issued and Atlantic Liberty stockholders will receive a cash payment without interest in lieu of fractional shares.

3.	Exchange all shares of Atlantic Liberty common stock for a combination of cash and shares of Flushing Financial common stock. Atlantic Liberty stockholders may choose to exchange a portion of their shares of Atlantic Liberty common stock for shares of Flushing Financial common stock and the balance of their shares of Atlantic Liberty common stock for cash. If an Atlantic Liberty stockholder elects to receive a combination of cash and shares of common stock of Flushing Financial, such Atlantic Liberty shareholder will receive 1.43 shares of Flushing Financial common stock for each share of Atlantic Liberty common stock so designated by that stockholder and each remaining share of Atlantic Liberty common stock held by that stockholder will be exchanged for $24.00 in cash, subject to the proration procedures described in the merger agreement. No fractional shares will be issued and Atlantic Liberty stockholders will receive a cash payment without interest in lieu of fractional shares.

4.	No Preference. If this option is selected, an Atlantic Liberty stockholder is indicating that he or she has no preference as to the form of consideration to be received, and will accept cash, shares of Flushing Financial common stock or a combination of both as determined by Flushing Financial and its exchange agent, Computershare Shareholder Services, based on what is available after other Atlantic Liberty stockholders have made their elections.

If no option or more than one option is chosen on the Election Form, it will be treated as a “No Preference” election and the consideration will be provided under the terms of Option 4 above.

Flushing Financial cannot ensure that all Atlantic Liberty stockholders will receive their election choices. The merger agreement provides that 65% of the outstanding shares of Atlantic Liberty common stock will be exchanged for shares of Flushing Financial common stock and that 35% of the outstanding shares of Atlantic Liberty common stock will be exchanged for cash. After the election deadline, Flushing Financial and the Exchange Agent will calculate the exact amount of cash and/or shares of Flushing Financial common stock to be distributed to each Atlantic Liberty stockholder based on all valid elections received and in accordance with the allocation and proration procedures set forth in the merger agreement. If Atlantic Liberty stockholders owning more than 65% of the outstanding shares of Atlantic Liberty common stock elect to receive shares of Flushing Financial common stock, the amount of Flushing Financial common stock that each such Atlantic Liberty stockholder would receive from Flushing Financial will be reduced on a pro rata basis. As a result of that pro rata reduction, these Atlantic Liberty stockholders will receive cash for any Atlantic Liberty shares for which they do not receive Flushing Financial common stock. Similarly, if stockholders owning more than 35% of the outstanding shares of Atlantic Liberty common stock elect to receive cash for such shares, the amount of cash that each such Atlantic Liberty stockholder would receive from Flushing Financial will be reduced on a pro rata basis. As a result of that pro rata reduction, these Atlantic Liberty stockholders will receive Flushing Financial common stock for any Atlantic Liberty shares for which they do not receive cash. The allocations and prorations will be based on the provisions of the merger agreement that is attached as Appendix A to the Proxy Statement/Prospectus dated May [            ], 2006.

For your information and for forwarding to those of your clients for whom you hold shares registered in your name or in the name of your nominee, we are enclosing the following documents:

(1)	The Election Form that enables the Atlantic Liberty stockholder to make an election and attach such stockholder’s stock certificate(s), along with a Substitute Form W-9 to certify such stockholder’s taxpayer identification/social security number.

(2)	The Substitute Form W-9 Guidelines.

(3)	An Election Information Booklet regarding the exchange process.

(4)	A Notice of Guaranteed Delivery to be used to make an election if none of the procedures for delivering the necessary certificates representing shares of Atlantic Liberty common stock can be completed on a timely basis.

(5)	A proposed client letter, which you may wish to use to obtain election instructions for your clients.

YOUR PROMPT ACTION IS REQUIRED. PLEASE CONTACT YOUR CLIENTS AS SOON AS POSSIBLE. PLEASE NOTE THAT THE RIGHT TO MAKE AN ELECTION WILL EXPIRE ON [                     ], 2006.

For an election to be valid, a duly executed and properly completed election form (or facsimile thereof), including any required signature guarantees and any other documents, should be sent to Computershare Shareholder Services, the Exchange Agent, together with either certificate(s) representing surrendered shares or timely confirmation of their book-entry transfer, in accordance with the instructions contained in the Notice of Guaranteed Delivery.

Stockholders whose certificate(s) are not immediately available or who cannot deliver such certificate(s) and all other documents to the Exchange Agent, or who cannot complete the procedures for book-entry transfer, prior to the Election Deadline must surrender their shares according to the procedure for guaranteed delivery set forth in the enclosed Notice of Guaranteed Delivery.

No fees or commissions will be payable by Flushing Financial or any officer, director, shareholder, agent, or other representative of Flushing Financial to any broker, dealer or other person for soliciting surrender of shares pursuant to the election (other than fees paid to the Exchange Agent for their services in connection with the election and exchange process). Flushing Financial will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients whose shares are held by you as a nominee or in a fiduciary capacity.

Any inquiries you may have with respect to the election should be addressed to Georgeson Shareholder Communications, 17th State Street, 10th Floor, New York, NY 10004; phone toll-free at 1-866-316-1986. Additional copies of the enclosed materials may be obtained from the Exchange Agent at the same address and telephone number.

ATLANTIC LIBERTY FINANCIAL CORP.	FLUSHING FINANCIAL CORPORATION

Barry M. Donohue	John R. Buran
President and Chief Executive Officer	President and Chief Executive Officer

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL DEEM YOU OR ANY PERSON AS AN AGENT OF FLUSHING FINANCIAL OR ATLANTIC LIBERTY, THE EXCHANGE AGENT, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR TO AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE ELECTION OTHER THAN THE USE OF THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

2

ATLANTIC LIBERTY FINANCIAL CORP.

ELECTION INFORMATION

The right to make an election will expire at 5:00 p.m., Eastern time, on [                             ], 2006. The time and date of the expiration of the election period is herein referred to as the “election deadline” and is more fully explained in the Election Information Booklet. Unless we have otherwise advised you, it is imperative that we receive your properly completed Election Form prior to the election deadline in order to properly fulfill your instructions.

To Our Clients:

On June 21, 2006, stockholders of Atlantic Liberty Financial Corp. (“Atlantic Liberty”) will vote on a merger agreement. If approved, the merger between Atlantic Liberty and Flushing Financial Corporation (“Flushing Financial”) is expected to be completed on or about [                             ], 2006.

Pursuant to the terms of the merger agreement, which are more fully explained in the Proxy Statement/Prospectus dated May [        ], 2006 either recently delivered to you or which you will receive shortly, Atlantic Liberty stockholders have the following election options, subject to the allocation and proration procedures set forth in the merger agreement. For a more detailed description of the following election options, see the Proxy Statement/Prospectus.

The election options are:

1.	Exchange all shares of Atlantic Liberty common stock for cash. Atlantic Liberty stockholders will receive $24.00 for each share of Atlantic Liberty common stock owned, subject to the allocation and proration procedures described in the merger agreement.

2.	Exchange all shares of Atlantic Liberty common stock for shares of Flushing Financial common stock. Atlantic Liberty stockholders will receive 1.43 shares of Flushing Financial common stock for each share of Atlantic Liberty common stock owned, subject to the allocation and proration procedures described in the merger agreement. No fractional shares will be issued, and Atlantic Liberty stockholders will receive a cash payment without interest in lieu of fractional shares.

3.	Exchange all shares of Atlantic Liberty common stock for a combination of cash and shares of Flushing Financial common stock. Atlantic Liberty stockholders may choose to exchange a portion of their shares of Atlantic Liberty common stock for shares of Flushing Financial common stock and the balance of their shares of Atlantic Liberty common stock for cash. If an Atlantic Liberty stockholder elects to receive a combination of cash and shares of common stock of Flushing Financial, such Atlantic Liberty stockholder will receive 1.43 shares of Flushing Financial common stock for each share of Atlantic Liberty common stock so designated by that stockholder and each remaining share of Atlantic Liberty common stock held by that stockholder will be exchanged for $24.00 in cash, subject to the proration procedures described in the merger agreement. No fractional shares will be issued and Atlantic Liberty stockholders will receive a cash payment without interest in lieu of fractional shares.

4.	No Preference. If this option is selected, an Atlantic Liberty stockholder is indicating that he or she has no preference as to the form of consideration to be received, and will accept cash, shares of Flushing Financial common stock or a combination of both as determined by Flushing Financial and its Exchange Agent, Computershare Shareholder Services, based on what is available after other Atlantic Liberty stockholders have made their elections.

If no option or more than one option is chosen on the enclosed Election Form, you have been deemed to have elected “No Preference” and the consideration will be provided under the terms of Option 4 above.

Because we are the holder of record for your shares, only we can make an election for your shares in accordance with your instructions. Please instruct us on how to exchange your shares of Atlantic Liberty common stock for cash, shares of Flushing Financial common stock or a combination of cash and shares of Flushing Financial common stock. If you do not make an election, we will not make an election for you and the Exchange Agent will decide what consideration you receive based on the allocation and proration procedures set forth in the merger agreement.

Please note the following:

•	The election period expires at 5:00 p.m., Eastern time, on [ ], 2006. Unless we have otherwise advised you, it is imperative that we receive your instructions prior to the Election Deadline.

•	If you miss our processing deadline, we may be unable to comply with your election preference. Flushing Financial and the Exchange Agent will determine whether cash, shares of Flushing Financial common stock or a combination of cash and shares of Flushing Financial will be distributed to you pursuant to the allocation and proration procedures described in the merger agreement.

•	Flushing Financial cannot ensure that all Atlantic Liberty stockholders will receive their election choices. The merger agreement provides that 65% of the outstanding shares of Atlantic Liberty common stock will be exchanged for shares of Flushing Financial common stock and that 35% of the outstanding shares of Atlantic Liberty common stock will be exchanged for cash. After the election deadline, Flushing Financial and the Exchange Agent will calculate the exact amount of cash and/or shares of Flushing Financial common stock to be distributed to each Atlantic Liberty stockholder based on all valid elections received and in accordance with the allocation and proration procedures set forth in the merger agreement. If Atlantic Liberty stockholders owning more than 65% of the outstanding shares of Atlantic Liberty common stock elect to receive shares of Flushing Financial common stock, the amount of Flushing Financial common stock that each such Atlantic Liberty stockholder would receive from Flushing Financial will be reduced on a pro rata basis. As a result of that pro rata reduction, these Atlantic Liberty stockholders will receive cash for any Atlantic Liberty shares for which they do not receive Flushing Financial common stock. Similarly, if stockholders owning more than 35% of the outstanding shares of Atlantic Liberty common stock elect to receive cash for such shares, the amount of cash that each such Atlantic Liberty stockholder would receive from Flushing Financial will be reduced on a pro rata basis. As a result of that pro rata reduction, these Atlantic Liberty stockholders will receive Flushing Financial common stock for any Atlantic Liberty shares for which they do not receive cash. The allocations and prorations will be based on the provisions of the merger agreement that is attached as Appendix A to the Proxy Statement/Prospectus dated May [ ], 2006.

•	An exchange for cash will be treated as a sale of stock. Because individual circumstances may differ, you should consult your tax advisor to determine the tax effects of the merger, including the application and effect of foreign, federal, state, local or other tax laws.

Please provide your signed instructions below:

ELECTION OPTIONS

☐	Exchange all shares of Atlantic Liberty common stock for cash.

☐	Exchange all shares of Atlantic Liberty common stock for shares of Flushing Financial common stock.

☐	Exchange ______ shares of Atlantic Liberty common stock for shares of Flushing Financial common stock and the balance for cash.

☐	No Preference.

Account Number _________________________

If you do not elect one of these options, the Exchange Agent will assume you have no preference and will determine the type of consideration you will receive based on the allocation and proration procedures described in the merger agreement.

Signature of Stockholder	Signature of Stockholder	Area Code and Daytime Phone

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE ELECTING STOCKHOLDER. IF DELIVERED BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE DELIVERY.

IF YOU HAVE ANY QUESTIONS, PLEASE CONTACT YOUR BROKER OR FINANCIAL ADVISOR DIRECTLY.

PROMPT ACTION IS REQUESTED.

2

Use this form if you are unable to deliver your Atlantic Liberty stock certificates by the election deadline.

NOTICE OF GUARANTEED DELIVERY

OF

SHARES OF COMMON STOCK

OF

ATLANTIC LIBERTY FINANCIAL CORP.

This form must be used in connection with your election if:

(a)	the certificates for your shares of common stock of Atlantic Liberty Financial Corp. (“Atlantic Liberty”) are not immediately available and time will not permit the Election Form and other required documents to be delivered to the Exchange Agent on or before 5:00 p.m., Eastern time, on [ ], 2006 (the “Election Deadline”); or

(b)	the procedures for book-entry transfer cannot be completed on a timely basis.

This form and the Election Form may be delivered by mail to the Exchange Agent, and must be received by the Exchange Agent on or before the Election Deadline.

The Exchange Agent is:

COMPUTERSHARE SHAREHOLDER SERVICES

By Mail	By Overnight Courier:
Computershare Shareholder Services	Computershare Shareholder Services
Flushing Financial/Atlantic Liberty Transaction	Flushing Financial/Atlantic Liberty Transaction
Attn: Corporate Actions	Attn: Corporate Actions
P.O. Box 859208	161 Baystate Drive
Braintree MA 02185-9208	Braintree MA 02184

Delivery of this form to an address other than as set forth above or transmission via facsimile to a number other than the one listed above does not constitute a valid delivery.

Ladies and Gentlemen:

The undersigned hereby surrenders to Computershare Shareholder Services, the Exchange Agent, upon the terms and subject to the conditions set forth in the Proxy Statement/Prospectus dated May [            ], 2006 and the related Election Form, receipt of which are hereby acknowledged, the number of shares of common stock of Atlantic Liberty set forth on the reverse side pursuant to the guaranteed delivery procedures outlined in the section of the Proxy Statement/Prospectus entitled “The Proposed Merger – Election Procedures; Surrender of Stock Certificates.”

Number of Shares Surrendered: __________________________________________

Certificate	Nos. (if available): ___________________________________________

☐	Check box if shares will be surrendered by book-entry transfer.

DTC Account Number: ________________________________________________

Name(s) of Record Holder(s): _________________________________________________________

Address:

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

Area	Code and Telephone Number: ( )

Social	Security Number: - - or Employer Identification Number: –

Dated: , 2006

Signature(s)

GUARANTEE

The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch, or agency in the United States, hereby guarantees to deliver to the Exchange Agent certificates representing the shares tendered hereby, in proper form for transfer (or surrender shares pursuant to the procedure for book-entry transfer into the Exchange Agent’s account at The Depository Trust Company), together with (i) a properly completed and duly executed Election Form (or facsimile thereof) with any required signature guarantees, and (ii) any other required documents, within three business days after the election deadline of [            ], 2006 at 5:00 p.m., Eastern time.

Name of Firm: ________________________________________	____________________________________________________
(authorized signature)

Address: _____________________________________________	Name: ______________________________________________

_____________________________________________________	Title: _______________________________________________
City State Zip Code

Area Code and Tel. No.: ( )	Dated: _____________________________________, 2006

This form is not to be used to guarantee signatures. If a signature on the Election Form requires a Medallion Signature Guarantee, such guarantee must appear in the applicable space provided on the Election Form. If you have any questions regarding the election materials, please call Flushing Financial Corporation’s Information Agent, Georgeson Shareholder Communications, at 1-866-316-1986.

[ATLANTIC LIBERTY LOGO]

                            , 2006

Dear Atlantic Liberty Stockholder:

In connection with the merger of Atlantic Liberty Financial Corp. (“Atlantic Liberty”) with and into Flushing Financial Corporation (“Flushing Financial”), you have the opportunity to elect to receive cash, shares of Flushing Financial common stock or a combination of cash and Flushing Financial common stock in exchange for your shares of Atlantic Liberty common stock, subject to the allocation and proration procedures set forth in the merger agreement between Atlantic Liberty and Flushing Financial, or to elect no preference as to the form of consideration you will receive. The merger is expected to occur on or about [                     ], 2006 and is subject to the satisfaction of several conditions, including the approval of Atlantic Liberty’s stockholders. A complete description of the merger and of the election, allocation and proration procedures is included in the Proxy Statement/Prospectus dated May [        ], 2006 which is being provided to you under separate cover in connection with Atlantic Liberty’s special meeting of stockholders, as described below.

Enclosed is an Election Form that you must complete, sign and return with all of your Atlantic Liberty stock certificates to the Exchange Agent, Computershare Shareholder Services, in order to make an election. In addition, enclosed is an Election Information Booklet for your reference. Please use the enclosed blue envelope to return your Election Form and your stock certificates. Do not send your stock certificates to Atlantic Liberty or Flushing Financial.

In order for your election to be effective, the Exchange Agent must receive your properly completed Election Form, together with your Atlantic Liberty stock certificates, no later than 5:00 p.m., Eastern time, on [                     ], 2006. Please follow the instructions provided in the Election Form carefully. If you chose to make an election, please note that (i) you may change or revoke your election at any time prior to the election deadline by following the instructions provided with the Election Form and (ii) the merger is scheduled to close several weeks after the election deadline and during that period you will not be able to transfer or otherwise have access to your stock.

If your Atlantic Liberty stock certificates are not immediately available or time will not permit the Election Form to be delivered to the Exchange Agent prior to the election deadline, you may make an election without your stock certificates if you submit the Notice of Guaranteed Delivery Form included in this package and follow the instructions in that document.

If you do not make a proper and timely election, you will be deemed to have made a no preference election as to the form of consideration to be received in exchange for your Atlantic Liberty shares. As a result, you will receive either cash, shares of Flushing Financial common stock or a combination of cash and shares of Flushing Financial common as determined by Flushing Financial in accordance with the allocation and proration procedures of the merger agreement. It is in your best interest to submit your Election Form, Atlantic Liberty stock certificates and any other required documentation before the election deadline. Following the completion of the merger, until your Atlantic Liberty stock certificates have been surrendered you will not receive any certificates representing shares of Flushing Financial stock (or any dividends declared on such stock) or cash which may be issuable in exchange for your Atlantic Liberty stock. No interest will be accrued and/or paid on the cash payable in exchange for your shares of Atlantic Liberty stock or for dividends declared subsequent to the completion of the merger pending surrender of your stock.

This letter and the accompanying Election Form, Substitute Form W-9, Election Information Booklet and Notice of Guaranteed Delivery are being mailed to you in a package separate from the one you should have recently received, or shortly will receive, that contains the Proxy Statement/Prospectus dated May [        ], 2006 and a proxy card relating to the special meeting of stockholders of Atlantic Liberty, which is scheduled to be held on June 21, 2006. The Proxy Statement/Prospectus contains important information about the merger, your election rights and the allocation of cash and shares of Flushing Financial common stock in the merger, so please read the Proxy Statement/Prospectus carefully before making an election and completing the Election Form.

Your submission of an Election Form does not constitute a vote on the merger agreement. In order to vote your shares, you must sign, date and return the proxy card in the return envelope included with the proxy materials that you received, or will receive, separately or attend the special meeting of stockholders described in the Proxy Statement/Prospectus and vote in person.

If you hold you shares of Atlantic Liberty common stock through a broker, investment dealer, bank, trust company or other intermediary, you should contact that intermediary as soon as possible for instructions and assistance in delivering those shares of Atlantic Liberty common stock. If you have any questions regarding the Election Form and Election Information Booklet, please call the Information Agent, Georgeson Shareholder Communications Inc., at 1-866-316-1986.

Sincerely,

Barry M. Donohue President and Chief Executive Officer

Atlantic Liberty Financial Corp.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer. — Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

For this type of account:	Give the social security number of:

1. An individual’s account	The individual

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, any one of the individuals(1)

3. Custodian account of minor (Uniform Gift to Minors Act)	The minor(2)

4. (a) The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)

(b) So-called trust account that is not a legal or valid trust under state law	The actual owner(1)

5. Sole proprietorship or single-owner LLC	The owner(3)

For this type of account:	Give name and EIN of:

6. Sole Proprietorship or single-owner LLC	The owner(3)

7. A valid trust, estate or pension trust	Legal entity(4)

8. Corporate or LLC electing corporate status on Form 8832	The corporation

9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization

10. Partnership or multi-member LLC	The partnership

11. A broker or registered nominee	The broker or nominee

12. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s social security number.

(3)	You must show your individual name and you may also enter your business or “DBA” name on the second name line. You may use either your social security number or EIN (if you have one). If you are a sole proprietor, IRS encourages you to use your social security number.

(4)	List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE:	IF NO NAME IS CIRCLED WHEN MORE THAN ONE NAME IS LISTED, THE NUMBER WILL BE CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A TIN NUMBER

If you don’t have a taxpayer identification number or you don’t know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt From Backup Withholding

Payees specifically exempted from backup withholding on ALL payments include the following:

•	An organization exempt from tax under Section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),

•	The United States or any of its agencies or instrumentalities,

•	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,

•	A foreign government or any of its political subdivisions, agencies, or instrumentalities, or

•	An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

•	A corporation,

•	A foreign central bank of issue,

•	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,

•	A futures commission merchant registered with the Commodity Futures Trading Commission,

•	A real estate investment trust,

•	An entity registered at all times during the tax year under the Investment Company Act of 1940,

•	A common trust fund operated by a bank under section 584(a),

•	A financial institution,

•	A middleman known in the investment community as a nominee or custodian, or

•	A trust exempt from tax under section 664 or described in section 4947.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under section 1441.

•	Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

•	Payments of patronage dividends where the amount received is not paid in money.

•	Payments made by certain foreign organizations.

•	Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

•	Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.

•	Payments of tax-exempt interest (including exempt-interest dividends under section 852).

•	Payments described in section 6049(b)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under section 1451.

•	Payments made by certain foreign organizations.

•	Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

Privacy Act Notice. — Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HAS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia, and U.S. possessions to carry out their tax laws. We may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism.

You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number. — If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Failure to Report Certain Dividend and Interest Payments — If you fail to include any portion of includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to the failure unless there is clear and convincing evidence to the contrary.

(3) Civil Penalty for False Information With Respect to Withholding. — If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) Criminal Penalty for Falsifying Information. — Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE